EXHIBIT 23
[BKD, LLP LETTERHEAD]
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements of Horizon Bancorp on Form S-3 (File No. 333-86214) and Forms S-8 (File Nos. 333-98609 and 333-112970) of our report, dated February 3, 2006, on the consolidated financial statements of Horizon Bancorp as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, which report is included in the annual report on Form 10-K of Horizon Bancorp for the year ended December 31, 2005.
BKD, llp
February 3, 2006
Fort Wayne, Indiana

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